FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports Fourth Quarter 2014 EPS of $0.36 Per Share
Quarterly Highlights include:

•	Profitability Sustained: 63rd consecutive quarter of profitability.

•	Loan growth continued: Total loan growth of $84.1 million, or 0.55% from the prior quarter.

•	Credit quality remained solid: Net charge-offs to average originated loans of 0.12%; nonperforming assets as a percent of period end originated loans plus other real estate at 0.44%.

•	Balance sheet remained strong: Strong tangible common equity ratio[1] at 7.98%.

Akron, Ohio (January 27, 2015) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported fourth quarter 2014 net income of $61.1 million, or $0.36 per diluted share. This compares with $63.9 million, or $0.37 per diluted share, for the third quarter 2014 and $57.2 million, or $0.33 per diluted share, for the fourth quarter 2013.

Returns on average common equity (“ROE”) and average assets (“ROA”) for the fourth quarter 2014 were 8.50% and 0.98%, respectively, compared with 9.03% and 1.03%, respectively, for the third quarter 2014 and 8.48% and 0.94%, respectively, for the fourth quarter 2013.

"FirstMerit’s solid performance in the fourth quarter of 2014 as well as for the entire year reflects a continued focus on strong organic growth, solid credit quality and strong capital levels. Our first full year of serving our five-state Midwest footprint resulted in record net income for the Corporation, keeping our span of consecutive profitable quarters going for more than 15 years. Our dedicated employees across the Corporation continue to work hard to provide our customers with exceptional service,” said Paul Greig, Chairman, President and CEO of FirstMerit Corporation.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Net Interest Income

Net interest income on a fully tax-equivalent (“TE”)1 basis was $196.5 million in the fourth quarter 2014 compared with $197.6 million in the third quarter 2014 and $202.1 million in the fourth quarter 2013.

Net interest margin on TE basis1 was 3.56% for the fourth quarter 2014 compared with 3.60% for the third quarter 2014 and 3.89% for the fourth quarter 2013. Net interest margin compression in the fourth quarter, compared with the prior quarter, resulted from lower accretion from the acquired and covered loan portfolios due to the continued decline in the loan balances.

Average originated loans were $12.3 billion during the fourth quarter 2014, an increase of $491.9 million, or 4.16%, compared with the third quarter 2014, and an increase of $2.3 billion, or 23.20%, compared with the fourth quarter 2013. Average originated commercial loans increased $200.0 million, or 2.65%, compared with the prior quarter, and increased $1.2 billion, or 18.52%, compared with the year-ago quarter.

Average deposits were $19.5 billion during the fourth quarter 2014, a decrease of $81.2 million, or 0.42%, compared with the third quarter 2014, and a decrease of $66.8 million, or 0.34%, compared with the fourth quarter 2013. During the fourth quarter 2014, average core deposits, which exclude time deposits, decreased $86.8 million, or 0.50%, compared with the third quarter 2014 and increased $143.6 million, or 0.85%, compared with the fourth quarter 2013. Average time deposits increased $5.7 million, or 0.24%, and decreased $210.4 million, or 8.25%, respectively, over the prior and year-ago quarters. For the fourth quarter 2014, average core deposits accounted for 87.96% of total average deposits, compared with 88.04% for the third quarter 2014 and 86.93% for the fourth quarter 2013.

Average investments decreased $24.4 million, or 0.37%, compared with the third quarter 2014 and increased $312.6 million, or 4.96%, compared with the fourth quarter 2013.

Noninterest Income

Noninterest income, excluding gains and losses on securities transactions1, for the fourth quarter 2014 was $71.9 million, an increase of $2.2 million, or 3.19%, from the third quarter 2014 and relatively flat compared to the fourth quarter 2013. Included in noninterest income in the fourth quarter 2014 were death benefit proceeds of $3.5 million, and $0.5 million of net gains on covered loan resolutions. This additional income in the current quarter was partially offset by a decline from the third quarter 2014 in loan sales and servicing income of $1.2 million reflecting impairment on mortgage servicing rights and a decrease in the net fair value of the mortgage pipeline due to declining interest rates.

Noninterest income, excluding net securities gains and losses, as a percentage of net revenue1 for the fourth quarter 2014 was 26.80% compared with 26.08% for third quarter 2014 and 26.38% for the fourth quarter 2013.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Noninterest Expense

Noninterest expense for the fourth quarter 2014 was $165.0 million, an increase of $1.9 million, or 1.16%, from the third quarter 2014 and a decrease of $13.6 million, or 7.60%, from the fourth quarter 2013. Noninterest expense in the current quarter included $0.9 million of restructure costs. Included in noninterest expense in the fourth quarter 2013 were merger related costs associated with the Citizens acquisition of $6.0 million. The Corporation's efficiency ratio1 was 60.39% for the fourth quarter 2014, compared with 59.92% for the third quarter 2014 and 64.08% for the fourth quarter 2013.

The effective tax rate was 29.09% for the fourth quarter 2014 compared with 29.76% for the third quarter 2014 and 30.12% for the fourth quarter 2013.

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

Net charge-offs on originated loans totaled $3.8 million in the fourth quarter 2014, compared to $5.9 million in the third quarter 2014, and $3.4 million in the fourth quarter 2013. Net charge-offs on originated loans were 0.12% of average originated loans at December 31, 2014, compared to 0.20% at September 30, 2014 and 0.13% at December 31, 2013.

Nonperforming assets totaled $55.0 million at December 31, 2014, a decrease of $8.1 million, or 12.80%, compared with September 30, 2014 and a decrease of $5.8 million, or 9.60%, compared with December 31, 2013. Nonperforming assets at December 31, 2014 represented 0.44% of period-end originated loans plus other real estate compared with 0.52% at September 30, 2014 and 0.60% at December 31, 2013.

The allowance for originated loan losses totaled $95.7 million at December 31, 2014. At December 31, 2014, the allowance for originated loan losses was 0.77% of period-end originated loans, compared with 0.75% at September 30, 2014 and 0.94% at December 31, 2013. In support of continued strong loan growth, the allowance for originated loan losses at December 31, 2014 compared to September 30, 2014 increased by $4.8 million. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. For comparative purposes, the allowance for credit losses was 0.81% of period end originated loans at December 31, 2014, compared with 0.81% at September 30, 2014 and 1.02% at December 31, 2013. The allowance for credit losses to nonperforming loans was 293.34% at December 31, 2014, compared with 248.85% at September 30, 2014 and 247.35% at December 31, 2013.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Balance Sheet

The Corporation’s total assets at December 31, 2014 were $24.9 billion, an increase of $294.1 million, or 1.20%, compared with September 30, 2014 and an increase of $990.3 million, or 4.14%, compared with December 31, 2013. Total gross loans (originated, acquired, and covered) and total deposits were $15.3 billion and $19.5 billion, respectively, at December 31, 2014, $15.2 billion and $19.4 billion, respectively, at September 30, 2014 and $14.3 billion and $19.5 billion, respectively, at December 31, 2013. Core deposits totaled $17.2 billion at December 31, 2014, an increase of $239.3 million, or 1.41%, from September 30, 2014 and an increase of $142.2 million, or 0.83%, from December 31, 2013.

In the fourth quarter of 2014, FirstMerit Bank N.A. issued $250.0 million in aggregate principal of 4.27% subordinated notes due 2026. In connection with the issuance of these notes, the Bank entered into an interest rate swap agreement to manage interest rate risk whereby the fixed rate of interest was contractually modified to a floating rate of 1 month LIBOR + 1.61%.

Shareholders’ equity was $2.8 billion as of December 31, 2014 and September 30, 2014, and $2.7 billion as of December 31, 2013. The Corporation maintained a strong capital position as tangible common equity1 to assets was 7.98% at December 31, 2014, compared with 8.01% at September 30, 2014 and 7.70% at December 31, 2013. The common share cash dividend paid in the fourth quarter 2014 was $0.16 per share.

Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this news release contains certain non-GAAP financial information and performance measures. The Corporation's management uses these non-GAAP financial measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The Corporation evaluates its net interest income on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income excluding gains and losses on the sale of securities. The Corporation views related ratios and analyses (i.e., efficiency ratios) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

The following tables provide reconciliations of these non-GAAP measures to financial measures defined by GAAP.

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
		Quarters
		2014	2014	2014	2014	2013
(Dollars in thousands)		4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Net interest income (GAAP)		$192,511	$193,578	$195,577	$193,900	$198,068
Plus:	Fully taxable-equivalent adjustment	3,998	4,066	4,089	3,954	4,077
Net interest income on a fully taxable-equivalent basis (non-GAAP)		196,509	197,644	199,666	197,854	202,145
Average earning assets		21,920,889	21,804,243	21,367,496	20,903,863	20,593,750
Net interest margin on a fully taxable-equivalent basis (non-GAAP)		3.56%	3.60%	3.75%	3.84%	3.89%

Reconciliation of noninterest income and noninterest expense to adjusted noninterest income and adjusted noninterest expense
		Quarters
		2014	2014	2014	2014	2013
(Dollars in thousands)		4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Noninterest expense (GAAP)		$165,041	$163,145	$167,400	$169,331	$178,620
Less:	Intangible asset amortization	2,933	2,933	2,933	2,936	2,692
Adjusted noninterest expense (non-GAAP)		162,108	160,212	164,467	166,395	175,928
Noninterest income (GAAP)		71,960	69,733	72,560	67,270	72,420
Less:	Securities (gains)/losses	16	14	80	56	—
Adjusted noninterest income (non-GAAP)		71,944	69,719	72,480	67,214	72,420
Net interest income on a fully taxable-equivalent basis (non-GAAP)		196,509	197,644	199,666	197,854	202,145
Adjusted revenue (non-GAAP)		268,453	267,363	272,146	265,068	274,565
Efficiency ratio (non-GAAP)		60.39%	59.92%	60.43%	62.77%	64.08%

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Reconciliation of shareholders' equity to tangible common equity, and total assets to tangible assets
		Quarters
		2014	2014	2014	2014	2013
(Dollars in thousands, except per share amounts)		4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Shareholders’ equity (GAAP)		$2,834,281	$2,820,431	$2,791,738	$2,742,966	$2,702,894
Less:	Preferred stock	100,000	100,000	100,000	100,000	100,000
Common shareholders' equity (non-GAAP)		2,734,281	2,720,431	2,691,738	2,642,966	2,602,894
Less:	Intangible assets	71,020	73,953	76,886	79,819	82,755
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible common equity (non-GAAP)		1,921,521	1,904,738	1,873,112	1,821,407	1,778,399
Total assets (GAAP)		$24,902,347	$24,608,207	$24,564,431	$24,498,661	$23,912,028
Less:	Intangible assets	71,020	73,953	76,886	79,819	82,755
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible assets (non-GAAP)		$24,089,587	$23,792,514	$23,745,805	$23,677,102	$23,087,533
Period end common shares		165,390	165,384	165,393	165,087	165,056
Tangible book value per common share		$11.62	$11.52	$11.33	$11.03	$10.77
Tangible common equity to tangible assets ratio (non-GAAP)		7.98%	8.01%	7.89%	7.69%	7.70%

Fourth Quarter 2014 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of fourth quarter results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 63896536. A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on January 27, 2015 through February 10, 2015 by dialing (855) 859-2056, and entering the PIN: 63896536. The Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available at https://www.firstmerit.com/personal/investors.aspx; click on the Presentations link to access the slide presentation.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $24.9 billion as of December 31, 2014, and 383 banking offices and 411 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation and FirstMerit Title Agency, Ltd.

Subsequent Events

The Corporation is required under GAAP to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2014 on Form 10-K. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2014 and will adjust amounts preliminarily reported, if necessary.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, the Corporation's ability to realize the synergies and benefits contemplated by the acquisition of Citizens, such as it being accretive to earnings and expanding the Corporation's geographic presence, in the time frame anticipated or at all, and those risk factors detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2014	2014	2014	2014	2013
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
EARNINGS
Net interest income TE (a)	$196,509	$197,644	$199,666	$197,854	$202,145
TE adjustment (a)	3,998	4,066	4,089	3,954	4,077
Provision for originated loan losses	8,662	4,862	5,993	3,654	1,552
Provision for acquired loan losses	3,407	4,411	5,815	7,827	5,515
Provision/(recapture) for covered loan losses	1,228	(81)	3,445	3,055	2,983
Noninterest income	71,960	69,733	72,560	67,270	72,420
Noninterest expense	165,041	163,145	167,400	169,331	178,620
Net income	61,079	63,898	59,519	53,455	57,174
Diluted EPS (c)	0.36	0.37	0.35	0.31	0.33
PERFORMANCE RATIOS
Return on average assets (ROA)	0.98%	1.03%	0.98%	0.90%	0.94%
Return on average equity (ROE)	8.50%	9.03%	8.62%	7.93%	8.48%
Return on average tangible common equity (a)	12.52%	13.41%	12.92%	11.98%	12.96%
Net interest margin TE (a)	3.56%	3.60%	3.75%	3.84%	3.89%
Efficiency ratio (a)	60.39%	59.92%	60.43%	62.77%	64.08%
Number of full-time equivalent employees	4,273	4,302	4,392	4,521	4,570
MARKET DATA
Book value per common share	$17.14	$17.05	$16.88	$16.62	$16.38
Tangible book value per common share (a)	11.62	11.52	11.33	11.03	10.77
Period end common share market value	18.89	17.62	19.75	20.83	22.23
Market as a % of book	110%	103%	117%	125%	136%
Cash dividends per common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common Stock dividend payout ratio	44.44%	43.24%	45.71%	51.61%	48.48%
Average basic common shares	165,395	165,389	165,335	165,060	165,054
Average diluted common shares	165,974	165,804	166,147	166,004	166,097
Period end common shares	165,390	165,384	165,393	165,087	165,056
Common shares repurchased	15	10	186	51	17
Common Stock market capitalization	$3,124,217	$2,914,066	$3,266,512	$3,438,762	$3,669,195
ASSET QUALITY (excluding acquired and covered loans) (b)
Gross charge-offs	$9,205	$11,410	$11,148	$13,160	$9,913
Net charge-offs	3,849	5,929	6,159	8,022	3,359
Allowance for originated loan losses	95,696	90,883	91,950	92,116	96,484
Reserve for unfunded lending commitments	5,848	6,966	7,107	7,481	7,907
Nonperforming assets (NPAs)	55,038	63,119	60,922	62,711	60,883
Net charge-offs to average loans ratio	0.12%	0.20%	0.22%	0.31%	0.13%
Allowance for originated loan losses to period-end loans	0.77%	0.75%	0.80%	0.85%	0.94%
Allowance for credit losses to period-end loans	0.81%	0.81%	0.86%	0.92%	1.02%
NPAs to loans and other real estate	0.44%	0.52%	0.53%	0.58%	0.60%
Allowance for originated loan losses to nonperforming loans	276.44%	231.13%	250.27%	212.01%	228.62%
Allowance for credit losses to nonperforming loans	293.34%	248.85%	269.61%	229.23%	247.35%
CAPITAL & LIQUIDITY
Period end tangible common equity to assets (a)	7.98%	8.01%	7.89%	7.69%	7.70%
Average equity to assets	11.55%	11.42%	11.40%	11.32%	11.12%
Average equity to total loans	18.67%	18.58%	18.90%	19.04%	18.81%
Average total loans to deposits	78.47%	77.36%	75.15%	73.11%	72.84%
AVERAGE BALANCES
Assets	$24,664,987	$24,583,776	$24,291,276	$24,144,570	$24,034,846
Deposits	19,450,647	19,531,800	19,496,795	19,636,506	19,517,476
Originated loans	12,306,171	11,814,314	11,092,101	10,448,383	9,988,587
Acquired loans, including covered loans, less loss share receivable	2,956,867	3,295,547	3,558,810	3,907,802	4,227,693
Earning assets	21,920,889	21,804,243	21,367,496	20,903,863	20,593,750
Shareholders' equity	2,849,618	2,807,886	2,768,352	2,733,226	2,673,635
ENDING BALANCES
Assets	$24,902,347	$24,608,207	$24,564,431	$24,498,661	$23,912,028
Deposits	19,504,665	19,366,911	19,298,396	19,811,674	19,533,601
Originated loans	12,493,812	12,071,759	11,467,193	10,826,913	10,213,387
Acquired loans, including covered loans,less loss share receivable	2,810,302	3,139,521	3,458,453	3,726,952	4,025,758
Goodwill	741,740	741,740	741,740	741,740	741,740
Intangible assets	71,020	73,953	76,886	79,819	82,755
Earning assets	22,153,552	21,930,840	21,789,773	21,715,302	21,048,910
Total shareholders' equity	2,834,281	2,820,431	2,791,738	2,742,966	2,702,894
NOTES:

(a) - Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures section of this press release for a reconciliation to GAAP financial measures.
(b) - Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and covered assets are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(c) - Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters presented.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	December 31,	December 31,
(Unaudited, except December 31, 2013, which is derived from the audited financial statements)	2014	2013
ASSETS
Cash and due from banks	$480,998	$571,171
Interest-bearing deposits in banks	216,426	346,651
Total cash and cash equivalents	697,424	917,822
Investment securities:
Held-to-maturity	2,903,609	2,935,688
Available-for-sale	3,545,288	3,273,174
Other investments	148,654	180,803
Loans held for sale	13,428	11,622
Loans	15,326,147	14,300,972
Allowance for loan losses	(143,649)	(141,252)
Net loans	15,182,498	14,159,720
Premises and equipment, net	332,297	327,054
Goodwill	741,740	741,740
Intangible assets	71,020	82,755
Covered other real estate	49,641	65,234
Accrued interest receivable and other assets	1,216,748	1,216,416
Total assets	$24,902,347	$23,912,028
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,786,662	$5,459,029
Interest-bearing	3,028,888	3,026,735
Savings and money market accounts	8,399,612	8,587,167
Certificates and other time deposits	2,289,503	2,460,670
Total deposits	19,504,665	19,533,601
Federal funds purchased and securities sold under agreements to repurchase	1,272,591	851,535
Wholesale borrowings	428,071	200,600
Long-term debt	505,192	324,428
Accrued taxes, expenses, and other liabilities	357,547	298,970
Total liabilities	22,068,066	21,209,134
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	100,000
Common stock warrant	3,000	3,000
Common Stock, without par value; authorized 300,000,000 shares; issued: December 31, 2014 - 170,183,540 shares; December 31, 2013 - 170,183,540 shares	127,937	127,937
Capital surplus	1,393,090	1,390,643
Accumulated other comprehensive loss	(71,892)	(66,876)
Retained earnings	1,404,717	1,277,975
Treasury stock, at cost: December 31, 2014 - 4,793,566 shares; December 31, 2013 - 5,127,332 shares	(122,571)	(129,785)
Total shareholders' equity	2,834,281	2,702,894
Total liabilities and shareholders' equity	$24,902,347	$23,912,028

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Period End Loans by Product Type (Unaudited) (Dollars in thousands)
	As of December 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,830,085	$1,086,899	$211,607	$9,128,591
Mortgage	625,283	394,484	41,276	1,061,043
Installment	2,393,451	764,168	4,874	3,162,493
Home equity	1,110,336	233,629	73,365	1,417,330
Credit card	164,478	—	—	164,478
Leases	370,179	—	—	370,179
Subtotal	12,493,812	2,479,180	331,122	15,304,114
Loss share receivable	—	—	22,033	22,033
Total loans	12,493,812	2,479,180	353,155	15,326,147
Allowance for loan losses	(95,696)	(7,457)	(40,496)	(143,649)
Net loans	$12,398,116	$2,471,723	$312,659	$15,182,498

	As of September 30, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,626,166	$1,272,244	$262,319	$9,160,729
Mortgage	605,998	410,065	43,672	1,059,735
Installment	2,277,533	809,820	5,148	3,092,501
Home equity	1,062,013	252,975	83,278	1,398,266
Credit card	160,113	—	—	160,113
Leases	339,936	—	—	339,936
Subtotal	12,071,759	2,745,104	394,417	15,211,280
Loss share receivable	—	—	30,746	30,746
Total loans	12,071,759	2,745,104	425,163	15,242,026
Allowance for loan losses	(90,883)	(6,206)	(42,988)	(140,077)
Net loans	$11,980,876	$2,738,898	$382,175	$15,101,949

	As of June 30, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,365,499	$1,457,903	$292,782	$9,116,184
Mortgage	580,166	425,584	46,705	1,052,455
Installment	2,051,587	872,034	5,364	2,928,985
Home equity	998,179	268,266	89,815	1,356,260
Credit card	151,967	—	—	151,967
Leases	319,795	—	—	319,795
Subtotal	11,467,193	3,023,787	434,666	14,925,646
Loss share receivable	—	—	43,981	43,981
Total loans	11,467,193	3,023,787	478,647	14,969,627
Allowance for loan losses	(91,950)	(4,977)	(45,109)	(142,036)
Net loans	$11,375,243	$3,018,810	$433,538	$14,827,591

	As of March 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,083,192	$1,562,878	$341,267	$8,987,337
Mortgage	555,971	446,374	49,411	1,051,756
Installment	1,835,522	943,354	5,531	2,784,407
Home equity	946,802	283,309	94,828	1,324,939
Credit card	147,917	—	—	147,917
Leases	257,509	—	—	257,509
Subtotal	10,826,913	3,235,915	491,037	14,553,865
Loss share receivable	—	—	54,748	54,748
Total loans	10,826,913	3,235,915	545,785	14,608,613
Allowance for loan losses	(92,116)	(2,974)	(49,970)	(145,060)
Net loans	$10,734,797	$3,232,941	$495,815	$14,463,553

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

	As of December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,648,279	$1,725,970	$375,860	$8,750,109
Mortgage	529,253	470,652	50,679	1,050,584
Installment	1,727,925	1,004,569	6,162	2,738,656
Home equity	920,066	294,424	97,442	1,311,932
Credit card	148,313	—	—	148,313
Leases	239,551	—	—	239,551
Subtotal	10,213,387	3,495,615	530,143	14,239,145
Loss share receivable	—	—	61,827	61,827
Total loans	10,213,387	3,495,615	591,970	14,300,972
Allowance for loan losses	(96,484)	(741)	(44,027)	(141,252)
Net loans	$10,116,903	$3,494,874	$547,943	$14,159,720

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Quarterly Periods
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
ASSETS
Cash and cash equivalents	$500,559	$521,210	$662,000	$959,071	$1,135,601
Investment securities:
Held-to-maturity	2,966,127	3,029,971	3,061,711	2,983,831	2,763,517
Available-for-sale	3,499,528	3,460,312	3,444,830	3,332,358	3,284,635
Other investments	148,636	148,427	148,440	168,389	253,490
Loans held for sale	16,708	17,433	10,196	6,804	10,248
Loans	15,289,890	15,148,100	14,702,319	14,412,481	14,281,860
Less: allowance for loan losses	138,540	140,026	146,368	138,891	177,628
Net loans	15,151,350	15,008,074	14,555,951	14,273,590	14,104,232
Total earning assets	21,920,889	21,804,243	21,367,496	20,903,863	20,593,750
Premises and equipment, net	321,187	317,366	323,175	327,845	326,632
Accrued interest receivable and other assets	2,060,892	2,080,983	2,084,973	2,092,682	2,156,491
TOTAL ASSETS	$24,664,987	$24,583,776	$24,291,276	$24,144,570	$24,034,846
LIABILITIES
Deposits:
Noninterest-bearing	$5,706,631	$5,603,104	$5,515,807	$5,488,751	$5,546,316
Interest-bearing	3,021,188	3,100,904	3,066,201	3,045,952	2,875,375
Savings and money market accounts	8,381,548	8,492,172	8,580,928	8,698,817	8,544,097
Certificates and other time deposits	2,341,280	2,335,620	2,333,859	2,402,986	2,551,688
Total deposits	19,450,647	19,531,800	19,496,795	19,636,506	19,517,476
Federal funds purchased and securities sold under
agreements to repurchase	1,241,948	1,182,507	1,024,598	884,065	948,959
Wholesale borrowings	450,587	438,941	373,213	276,324	200,622
Long-term debt	350,535	320,387	324,431	324,428	324,426
Total funds	21,493,717	21,473,635	21,219,037	21,121,323	20,991,483
Accrued taxes, expenses and other liabilities	321,652	302,255	303,887	290,021	369,728
Total liabilities	21,815,369	21,775,890	21,522,924	21,411,344	21,361,211
SHAREHOLDERS' EQUITY
Preferred stock	100,000	100,000	100,000	100,000	100,000
Common stock warrant	3,000	3,000	3,000	3,000	3,000
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,391,189	1,388,423	1,386,497	1,391,695	1,389,222
Accumulated other comprehensive loss	(38,827)	(41,963)	(44,952)	(52,940)	(79,431)
Retained earnings	1,388,661	1,352,867	1,319,515	1,293,379	1,262,705
Treasury stock	(122,342)	(122,378)	(123,645)	(129,845)	(129,798)
Total shareholders' equity	2,849,618	2,807,886	2,768,352	2,733,226	2,673,635
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,664,987	$24,583,776	$24,291,276	$24,144,570	$24,034,846

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Loans by Product Type (Unaudited) (Dollars in thousands)
	Quarter ended December 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,734,881	$1,170,536	$231,531	$9,136,948
Mortgage	617,803	401,173	42,409	1,061,385
Installment	2,353,599	785,035	4,944	3,143,578
Home equity	1,087,123	242,878	78,361	1,408,362
Credit card	161,543	—	—	161,543
Leases	351,222	—	—	351,222
Subtotal	12,306,171	2,599,622	357,245	15,263,038
Loss share receivable	—	—	26,852	26,852
Total loans	12,306,171	2,599,622	384,097	15,289,890
Less allowance for loan losses	91,178	6,203	41,159	138,540
Net loans	$12,214,993	$2,593,419	$342,938	$15,151,350

	Quarter ended September 30, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,534,848	$1,373,103	$271,299	$9,179,250
Mortgage	594,258	416,417	44,672	1,055,347
Installment	2,171,246	838,687	5,278	3,015,211
Home equity	1,030,256	259,867	86,224	1,376,347
Credit card	156,866	—	—	156,866
Leases	326,840	—	—	326,840
Subtotal	11,814,314	2,888,074	407,473	15,109,861
Loss share receivable	—	—	38,239	38,239
Total loans	11,814,314	2,888,074	445,712	15,148,100
Less allowance for loan losses	91,888	6,088	42,050	140,026
Net loans	$11,722,426	$2,881,986	$403,662	$15,008,074

	Quarter Ended June 30, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,185,060	$1,492,139	$303,721	$8,980,920
Mortgage	565,703	434,936	48,258	1,048,897
Installment	1,939,802	907,069	5,445	2,852,316
Home equity	969,592	275,387	91,855	1,336,834
Credit card	149,903	—	—	149,903
Leases	282,041	—	—	282,041
Subtotal	11,092,101	3,109,531	449,279	14,650,911
Loss share receivable	—	—	51,408	51,408
Total loans	11,092,101	3,109,531	500,687	14,702,319
Less allowance for loan losses	94,063	3,034	49,271	146,368
Net loans	$10,998,038	$3,106,497	$451,416	$14,555,951

	Quarter Ended March 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,819,522	$1,678,267	$357,033	$8,854,822
Mortgage	538,151	459,842	49,921	1,047,914
Installment	1,771,434	972,711	6,012	2,750,157
Home equity	929,362	288,529	95,487	1,313,378
Credit card	147,265	—	—	147,265
Leases	242,649	—	—	242,649
Subtotal	10,448,383	3,399,349	508,453	14,356,185
Loss share receivable	—	—	56,296	56,296
Total loans	10,448,383	3,399,349	564,749	14,412,481
Less allowance for loan losses	96,789	(617)	42,719	138,891
Net loans	$10,351,594	$3,399,966	$522,030	$14,273,590

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

	Quarter ended December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,526,243	$1,866,064	$400,105	$8,792,412
Mortgage	509,685	472,771	51,304	1,033,760
Installment	1,697,651	1,032,245	6,279	2,736,175
Home equity	905,172	298,212	100,712	1,304,096
Credit card	146,805	—	—	146,805
Leases	203,031	—	—	203,031
Subtotal	9,988,587	3,669,292	558,401	14,216,280
Loss share receivable	—	—	65,580	65,580
Total loans	9,988,587	3,669,292	623,981	14,281,860
Less allowance for loan losses	134,890	(2,091)	44,829	177,628
Net loans	$9,853,697	$3,671,383	$579,152	$14,104,232

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	December 31, 2014			September 30, 2014			December 31, 2013
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$500,559			$521,210			$1,135,601
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,257,657	$26,803	2.02%	5,276,354	$26,502	1.99%	4,895,147	$24,236	1.96%
Obligations of states and political subdivisions (tax exempt)	767,026	8,636	4.47%	776,376	8,734	4.46%	728,408	8,609	4.69%
Other securities and federal funds sold	589,608	5,213	3.51%	585,980	5,571	3.77%	678,087	6,445	3.77%
Total investment securities and federal funds sold	6,614,291	40,652	2.44%	6,638,710	40,807	2.44%	6,301,642	39,290	2.47%
Loans held for sale	16,708	145	3.44%	17,433	154	3.50%	10,248	92	3.56%
Loans, including loss share receivable (2)	15,289,890	169,302	4.39%	15,148,100	171,302	4.49%	14,281,860	177,275	4.92%
Total earning assets	21,920,889	$210,099	3.80%	21,804,243	$212,263	3.86%	20,593,750	$216,657	4.17%
Total allowance for loan losses	(138,540)			(140,026)			(177,628)
Other assets	2,382,079			2,398,349			2,483,123
Total assets	$24,664,987			$24,583,776			$24,034,846
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,706,631	$—	—%	$5,603,104	$—	—%	$5,546,316	$—	—%
Interest-bearing	3,021,188	727	0.10%	3,100,904	755	0.10%	2,875,375	759	0.10%
Savings and money market accounts	8,381,548	5,496	0.26%	8,492,172	5,570	0.26%	8,544,097	6,127	0.28%
Certificates and other time deposits	2,341,280	2,525	0.43%	2,335,620	2,846	0.48%	2,551,688	2,500	0.39%
Total deposits	19,450,647	8,748	0.18%	19,531,800	9,171	0.19%	19,517,476	9,386	0.19%
Securities sold under agreements to repurchase	1,241,948	294	0.09%	1,182,507	268	0.09%	948,959	291	0.12%
Wholesale borrowings	450,587	2,360	2.08%	438,941	1,397	1.26%	200,622	938	1.85%
Long-term debt	350,535	2,188	2.48%	320,387	3,783	4.68%	324,426	3,897	4.77%
Total interest-bearing liabilities	15,787,086	13,590	0.34%	15,870,531	14,619	0.37%	15,445,167	14,512	0.37%
Other liabilities	321,652			302,255			369,728
Shareholders' equity	2,849,618			2,807,886			2,673,635
Total liabilities and shareholders' equity	$24,664,987			$24,583,776			$24,034,846
Net yield on earning assets	$21,920,889	$196,509	3.56%	$21,804,243	$197,644	3.60%	$20,593,750	$202,145	3.89%
Interest rate spread			3.46%			3.50%			3.80%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $4.0 million, $4.1 million, and $4.1 million for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Year Ended			Year Ended
	December 31, 2014			December 31, 2013
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$659,072			$941,356
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,247,620	$105,966	2.02%	4,319,524	$88,761	2.05%
Obligations of states and political subdivisions (tax exempt)	762,864	34,736	4.55%	673,695	33,311	4.94%
Other securities and federal funds sold	588,123	22,398	3.81%	535,916	20,063	3.74%
Total investment securities and federal funds sold	6,598,607	163,100	2.47%	5,529,135	142,135	2.57%
Loans held for sale	12,825	447	3.49%	15,194	553	3.64%
Loans, including loss share receivable (2)	14,891,315	685,058	4.60%	12,948,666	637,532	4.92%
Total earning assets	21,502,747	$848,605	3.95%	18,492,995	$780,220	4.22%
Total allowance for loan losses	(140,953)			(153,190)
Other assets	2,397,345			2,208,614
Total assets	$24,418,211			$21,489,775
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,579,237	$—	—%	$4,859,659	$—	—%
Interest-bearing	3,058,609	2,963	0.10%	2,316,421	2,543	0.11%
Savings and money market accounts	8,537,371	22,101	0.26%	7,799,943	24,406	0.31%
Certificates and other time deposits	2,353,218	10,844	0.46%	2,325,565	9,649	0.41%
Total deposits	19,528,435	35,908	0.18%	17,301,588	36,598	0.21%
Securities sold under agreements to repurchase	1,084,532	991	0.09%	949,068	1,240	0.13%
Wholesale borrowings	385,392	13,754	1.63%	194,150	3,893	2.01%
Long-term debt	329,991	6,277	4.17%	280,323	13,287	4.74%
Total interest-bearing liabilities	15,749,113	56,930	0.36%	13,865,470	55,018	0.40%
Other liabilities	299,722			355,781
Shareholders' equity	2,790,139			2,408,865
Total liabilities and shareholders' equity	$24,418,211			$21,489,775
Net yield on earning assets	$21,502,747	$791,675	3.68%	$18,492,995	$725,202	3.92%
Interest rate spread			3.59%			3.82%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $16.1 million and $14.4 million for the twelve months ended December 31, 2014 and December 31, 2013, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)	Quarters Ended		Year Ended
	(Dollars in thousands except per share data)	December 31,		December 31,
		2014	2013	2014	2013
	Interest income:
	Loans and loans held for sale	$168,650	$176,559	$682,328	$635,872
	Investment securities:
	Taxable	32,016	30,681	128,363	108,824
	Tax-exempt	5,435	5,340	21,807	21,107
	Total investment securities interest	37,451	36,021	150,170	129,931
	Total interest income	206,101	212,580	832,498	765,803
	Interest expense:
	Deposits:
	Interest-bearing	727	759	2,963	2,543
	Savings and money market accounts	5,496	6,127	22,101	24,406
	Certificates and other time deposits	2,525	2,500	10,844	9,649
	Securities sold under agreements to repurchase	294	291	991	1,240
	Wholesale borrowings	2,360	938	6,277	3,893
	Long-term debt	2,188	3,897	13,754	13,287
	Total interest expense	13,590	14,512	56,930	55,018
	Net interest income	192,511	198,068	775,568	710,785
	Provision for loan losses	13,297	10,050	52,279	33,684
	Net interest income after provision for loan losses	179,214	188,018	723,289	677,101
	Noninterest income:
	Trust department income	9,831	10,255	39,949	34,770
	Service charges on deposits	17,597	19,084	71,457	74,399
	Credit card fees	13,305	12,414	52,666	50,542
	ATM and other service fees	6,181	5,659	24,179	19,155
	Bank owned life insurance income	7,337	4,037	19,177	16,926
	Investment services and insurance	4,171	3,530	15,145	12,777
	Investment securities gains/(losses), net	16	—	166	(2,803)
	Loan sales and servicing income	3,112	3,577	16,044	23,069
	Other operating income	10,410	13,864	42,741	41,508
	Total noninterest income	71,960	72,420	281,524	270,343
	Noninterest expenses:
	Salaries, wages, pension and employee benefits	89,899	93,621	358,970	354,016
	Net occupancy expense	14,188	14,066	59,436	49,510
	Equipment expense	12,133	13,177	48,499	41,875
	Stationery, supplies and postage	3,767	4,895	15,587	14,199
	Bankcard, loan processing and other costs	11,830	10,886	45,625	71,929
	Professional services	6,440	8,358	21,813	40,680
	Amortization of intangibles	2,933	2,692	11,735	8,392
	FDIC insurance expense	5,989	5,106	20,481	17,707
	Other operating expense	17,862	25,819	82,773	85,945
	Total noninterest expenses	165,041	178,620	664,919	684,253
	Income before income tax expense	86,133	81,818	339,894	263,191
	Income tax expense	25,054	24,644	101,943	79,507
	Net income	$61,079	$57,174	$237,951	$183,684
Less:	Net income allocated to participating shareholders	496	441	1,930	1,545
	Preferred stock dividends	1,469	1,469	5,876	5,337
	Net income attributable to common shareholders	$59,114	$55,264	$230,145	$176,802
	Net income used in diluted EPS calculation	$59,114	$55,264	$230,145	$176,802
	Weighted average number of common shares outstanding - basic	165,395	165,054	165,296	149,607
	Weighted average number of common shares outstanding - diluted	165,974	166,097	166,054	150,421
	Basic earnings per common share	$0.36	$0.33	$1.39	$1.18
	Diluted earnings per common share	$0.36	$0.33	$1.39	$1.18
	Cash dividends per common share	$0.16	$0.16	$0.64	$0.64

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)	Quarter Ended			Year Ended
(Dollars in thousands)	December 31, 2014			December 31, 2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$86,133	$25,054	$61,079	$339,894	$101,943	$237,951
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	14,571	5,100	9,471	38,864	13,602	25,262
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred into available-for-sale from held-to-maturity	(606)	(210)	(396)	(2,157)	(753)	(1,404)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(16)	(6)	(10)	(166)	(58)	(108)
Net change in unrealized gains/(losses) on securities available for sale	13,949	4,884	9,065	36,541	12,791	23,750
Pension plans and other postretirement benefits:
Net gains/(losses) arising during the period	(49,552)	(17,345)	(32,207)	(49,552)	(17,345)	(32,207)
Amortization of actuarial gain	767	269	498	3,165	1,108	2,057
Amortization of prior service cost reclassified to other noninterest expense	516	181	335	2,130	746	1,384
Net change from defined benefit pension plans	(48,269)	(16,895)	(31,374)	(44,257)	(15,491)	(28,766)
Total other comprehensive gains/(losses)	(34,320)	(12,011)	(22,309)	(7,716)	(2,700)	(5,016)
Comprehensive income	$51,813	$13,043	$38,770	$332,178	$99,243	$232,935

(Unaudited)	Quarter Ended			Year Ended
(Dollars in thousands)	December 31, 2013			December 31, 2013
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$81,818	$24,644	$57,174	$263,191	$79,507	$183,684
Other comprehensive income (loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	(26,093)	(9,134)	(16,959)	(130,947)	(45,832)	(85,115)
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred into available-for-sale from held-to-maturity	(533)	(186)	(347)	(2,187)	(765)	(1,422)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	—	—	—	2,803	981	1,822
Net change in unrealized gains/(losses) on securities available for sale	(26,626)	(9,320)	(17,306)	(130,331)	(45,616)	(84,715)
Pension plans and other postretirement benefits:
Net gains/(losses) arising during the period	47,940	16,779	31,161	47,940	16,779	31,161
Amortization of actuarial gain	4,437	1,553	2,884	4,437	1,553	2,884
Amortization of prior service cost reclassified to other noninterest expense	(1)	—	(1)	(1)	—	(1)
Net change from defined benefit pension plans	52,376	18,332	34,044	52,376	18,332	34,044
Total other comprehensive gains/(losses)	25,750	9,012	16,738	(77,955)	(27,284)	(50,671)
Comprehensive income	$107,568	$33,656	$73,912	$185,236	$52,223	$133,013

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME---LINKED QUARTERS

	Quarterly Results
(Unaudited)	2014	2014	2014	2014	2013
(Dollars in thousands, except share data)	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Loans and loans held for sale	$168,650	$170,648	$172,517	$170,514	$176,559
Investment securities	37,451	37,549	37,808	37,362	36,021
Total interest income	206,101	208,197	210,325	207,876	212,580
Interest expense
Deposits:
Interest-bearing	727	755	745	737	759
Savings and money market accounts	5,496	5,570	5,477	5,559	6,127
Certificates and other time deposits	2,525	2,846	3,009	2,464	2,500
Securities sold under agreements to repurchase	294	268	233	197	291
Wholesale borrowings	2,360	1,397	1,391	1,129	938
Long-term debt	2,188	3,783	3,893	3,890	3,897
Total interest expense	13,590	14,619	14,748	13,976	14,512
Net interest income	192,511	193,578	195,577	193,900	198,068
Provision for loan losses	13,297	9,192	15,253	14,536	10,050
Net interest income after provision for loan losses	179,214	184,386	180,324	179,364	188,018
Noninterest income:
Trust department income	9,831	10,300	10,070	9,748	10,255
Service charges on deposits	17,597	18,684	18,528	16,648	19,084
Credit card fees	13,305	13,754	13,455	12,152	12,414
ATM and other service fees	6,181	6,182	5,996	5,819	5,659
Bank owned life insurance income	7,337	4,218	4,040	3,582	4,037
Investment services and insurance	4,171	3,606	3,852	3,516	3,530
Investment securities gains/(losses), net	16	14	80	56	—
Loan sales and servicing income	3,112	4,740	4,462	3,730	3,577
Other operating income	10,410	8,235	12,077	12,019	13,864
Total noninterest income	71,960	69,733	72,560	67,270	72,420
Noninterest expenses:
Salaries, wages, pension and employee benefits	89,899	90,593	89,465	89,013	93,621
Net occupancy expense	14,188	13,887	14,347	17,014	14,066
Equipment expense	12,133	12,188	12,267	11,911	13,177
Stationery, supplies and postage	3,767	3,723	3,990	4,108	4,895
Bankcard, loan processing and other costs	11,830	11,151	11,810	10,834	10,886
Professional services	6,440	5,270	4,745	5,359	8,358
Amortization of intangibles	2,933	2,933	2,933	2,936	2,692
FDIC insurance expense	5,989	2,988	5,533	5,971	5,106
Other operating expense	17,862	20,412	22,310	22,185	25,819
Total noninterest expenses	165,041	163,145	167,400	169,331	178,620
Income before income tax expense	86,133	90,974	85,484	77,303	81,818
Income tax expense	25,054	27,076	25,965	23,848	24,644
Net income	61,079	63,898	59,519	53,455	57,174
Less: Net income allocated to participating shareholders	496	519	489	380	441
Preferred stock dividends	1,469	1,469	1,469	1,469	1,469
Net income attributable to common shareholders	$59,114	$61,910	$57,561	$51,606	$55,264
Net income used in diluted EPS calculation	$59,114	$61,910	$57,561	$51,606	$55,264
Weighted-average number of common shares outstanding - basic	165,395	165,389	165,335	165,060	165,054
Weighted-average number of common shares outstanding- diluted	165,974	165,804	166,147	166,004	166,097
Basic earnings per common share	$0.36	$0.37	$0.35	$0.31	$0.33
Diluted earnings per common share	$0.36	$0.37	$0.35	$0.31	$0.33
Cash dividends per common share	$0.16	$0.16	$0.16	$0.16	$0.16

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans and covered assets) (a)

(Unaudited)	(Unaudited)					(Audited)
(Dollars in thousands, except ratios)	Quarterly Periods					Annual Period
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
Allowance for Credit Losses	2014	2014	2014	2014	2013	2013
Allowance for originated loan losses, beginning of period	$90,883	$91,950	$92,116	$96,484	$98,291	$98,942
Provision for originated loan losses	8,662	4,862	5,993	3,654	1,552	13,034
Charge-offs	9,205	11,410	11,148	13,160	9,913	40,173
Recoveries	5,356	5,481	4,989	5,138	6,554	24,681
Net charge-offs	3,849	5,929	6,159	8,022	3,359	15,492
Allowance for originated loan losses, end of period	$95,696	$90,883	$91,950	$92,116	$96,484	$96,484
Reserve for unfunded lending commitments,
beginning of period	$6,966	$7,107	$7,481	$7,907	$8,493	$5,433
Provision for (relief of) credit losses	(1,118)	(141)	(374)	(426)	(586)	2,474
Reserve for unfunded lending commitments,
end of period	$5,848	$6,966	$7,107	$7,481	$7,907	$7,907
Allowance for Credit Losses	$101,544	$97,849	$99,057	$99,597	$104,391	$104,391
Ratios
Provision for loan losses to average loans	0.28%	0.16%	0.22%	0.14%	0.06%	0.14%
Net charge-offs to average loans	0.12%	0.20%	0.22%	0.31%	0.13%	0.17%
Allowance for loan losses to period-end loans	0.77%	0.75%	0.80%	0.85%	0.94%	0.94%
Allowance for credit losses to period-end loans	0.81%	0.81%	0.86%	0.92%	1.02%	1.02%
Allowance for loan losses to nonperforming loans	276.44%	231.13%	250.27%	212.01%	228.62%	228.62%
Allowance for credit losses to nonperforming loans	293.34%	248.85%	269.61%	229.23%	247.35%	247.35%
Asset Quality
Impaired originated loans:
Nonaccrual	$17,147	$22,347	$21,072	$27,122	$25,674	$25,674
Other nonperforming loans:
Nonaccrual	17,470	16,974	15,669	16,326	16,529	16,529
Total nonperforming loans	34,617	39,321	36,741	43,448	42,203	42,203
Other real estate ("ORE")	20,421	23,798	24,181	19,263	18,680	18,680
Total nonperforming assets ("NPAs")	$55,038	$63,119	$60,922	$62,711	$60,883	$60,883
NPAs to period-end loans + ORE	0.44%	0.52%	0.53%	0.58%	0.60%	0.60%
Accruing originated loans past due 90 days or more	$12,156	$8,538	$15,643	$11,860	$11,176	$11,176
(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)
	2014	2014	2014	2014	2013
QUARTERLY NONINTEREST INCOME DETAIL	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Trust department income	$9,831	$10,300	$10,070	$9,748	$10,255
Service charges on deposits	17,597	18,684	18,528	16,648	19,084
Credit card fees	13,305	13,754	13,455	12,152	12,414
ATM and other service fees	6,181	6,182	5,996	5,819	5,659
Bank owned life insurance income	7,337	4,218	4,040	3,582	4,037
Investment services and insurance	4,171	3,606	3,852	3,516	3,530
Investment securities gains/(losses), net	16	14	80	56	—
Loan sales and servicing income	3,112	4,740	4,462	3,730	3,577
Other operating income	10,410	8,235	12,077	12,019	13,864
Total Noninterest Income	$71,960	$69,733	$72,560	$67,270	$72,420
	2014	2014	2014	2014	2013
QUARTERLY NONINTEREST EXPENSE DETAIL	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Salaries and wages	$71,638	$71,769	$69,892	$71,669	$76,685
Pension and employee benefits	18,261	18,824	19,573	17,344	16,936
Net occupancy expense	14,188	13,887	14,347	17,014	14,066
Equipment expense	12,133	12,188	12,267	11,911	13,177
Taxes, other than federal income taxes	1,661	1,286	2,576	2,774	2,618
Stationery, supplies and postage	3,767	3,723	3,990	4,108	4,895
Bankcard, loan processing and other costs	11,830	11,151	11,810	10,834	10,886
Advertising	3,586	3,942	3,801	3,516	4,855
Professional services	6,440	5,270	4,745	5,359	8,358
Telephone	2,779	2,831	2,857	2,908	3,427
Amortization of intangibles	2,933	2,933	2,933	2,936	2,692
FDIC insurance expense	5,989	2,988	5,533	5,971	5,106
Other operating expense	9,836	12,353	13,076	12,987	14,919
Total Noninterest Expense	$165,041	$163,145	$167,400	$169,331	$178,620

FirstMerit Corporation Reports Fourth Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and covered loans) (a)

(Unaudited)	Quarters Ended		Year Ended
(Dollars in thousands, except ratios)	December 31,		December 31,
	2014	2013	2014	2013
Allowance for originated loan losses - beginning of period	$90,883	$98,291	$96,484	$98,942
Loans charged off:
Commercial	445	993	12,701	7,637
Mortgage	547	718	2,031	1,903
Installment	4,949	4,895	17,932	16,683
Home equity	1,428	1,201	4,831	5,036
Credit cards	1,060	1,312	4,604	5,541
Leases	—	—	—	1,237
Overdrafts	776	794	2,824	2,136
Total	9,205	9,913	44,923	40,173
Recoveries:
Commercial	1,612	2,281	4,332	9,012
Mortgage	99	97	318	230
Installment	2,318	2,649	10,513	10,459
Home equity	713	955	2,940	2,492
Credit cards	456	421	1,716	1,841
Manufactured housing	9	11	87	60
Leases	5	—	379	100
Overdrafts	144	140	679	487
Total	5,356	6,554	20,964	24,681
Net charge-offs	3,849	3,359	23,959	15,492
Provision for originated loan losses	8,662	1,552	23,171	13,034
Allowance for originated loan losses-end of period	$95,696	$96,484	$95,696	$96,484

Average originated loans	$12,306,171	$9,988,587	$11,421,426	$9,252,555
Ratio (annualized) to average originated loans:
Originated net charge-offs	0.12%	0.13%	0.21%	0.17%
Provision for originated loan losses	0.28%	0.06%	0.20%	0.14%
Originated Loans, period-end	$12,493,812	$10,213,387	$12,493,812	$10,213,387

Allowance for credit losses:	$101,544	$104,391	$101,544	$104,391
To (annualized) net charge-offs	6.65	7.83	4.24	6.74
Allowance for originated loan losses:
To period-end originated loans	0.77%	0.94%	0.77%	0.94%
To (annualized) net originated charge-offs	6.27	7.24	3.99	6.23

(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.